EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-39247, 333-51671-01, 333-51759 and 333-61913, and
Form S-8 Nos. 333-12117, 333-29759, 333-29763 and 333-55901) and related
Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 Nos. 333-51671) and related Prospectus of Highwoods Realty Limited Partnership of our report dated June 18, 1998 with respect to the statement of revenue and certain expenses of Landmark Center for the year ended December 31, 1997, and of our report dated July 1, 1998 with respect to the statement of revenue and certain expenses of Shelton Properties for the year ended December 31, 1997, included in the Current Reports on Form 8-K of Highwoods Properties, Inc. and Highwoods Realty Limited Partnership dated June 18, 1998, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Raleigh, North Carolina
December 22, 1998